COUNTRYSIDE VILLAGE OF LAKE LANIER- GEORGIA

SUN COMMUNITIES, INC.®

PRESS RELEASE & SUPPLEMENTAL OPERATING & FINANCIAL DATA

THIRD QUARTER 2021

EL CAPITAN CANYON - CALIFORNIA

CIDER MILL CROSSINGS - MICHIGAN

DENALI

GIG HARBOR - WASHINGTON

NEWS RELEASE
October 25, 2021

Sun Communities, Inc. Reports 2021 Third Quarter Results

Southfield, Michigan, October 25, 2021 – Sun Communities, Inc. (NYSE: SUI) (the "Company"), a real estate investment trust ("REIT") that owns and operates, or has an interest in, manufactured housing ("MH") communities, recreational vehicle ("RV") resorts and marinas, (collectively, the "properties"), today reported its third quarter results for 2021.

Financial Results for the Quarter and Nine Months Ended September 30, 2021

For the quarter ended September 30, 2021, total revenues increased $283.8 million, or 70.9 percent, to approximately $684.3 million compared to $400.5 million for the same period in 2020. Net income attributable to common stockholders increased $150.6 million, or 185.4 percent, to approximately $231.8 million, or $2.00 per diluted common share, compared to net income attributable to common stockholders of $81.2 million, or $0.83 per diluted common share, for the same period in 2020.

For the nine months ended September 30, 2021, total revenues increased $716.1 million, or 70.6 percent, to $1.7 billion compared to approximately $1.0 billion for the same period in 2020. Net income attributable to common stockholders increased $243.3 million, or 196.2 percent, to approximately $367.3 million, or $3.27 per diluted common share, compared to net income attributable to common stockholders of $124.0 million, or $1.29 per diluted common share, for the same period in 2020.

Non-GAAP Financial Measures and Portfolio Performance

•Core Funds from Operations ("Core FFO")(1) for the quarter ended September 30, 2021, was $2.11 per diluted share and OP unit ("Share") as compared to $1.60 in the corresponding period in 2020, a 31.9 percent increase.

•Same Community(2) Net Operating Income ("NOI")(1) increased by 12.4 percent for the quarter ended September 30, 2021, as compared to the corresponding period in 2020.

•Home Sales Volume increased 63.7 percent to 1,162 homes for the quarter ended September 30, 2021, as compared to 710 homes in the same period in 2020.

•Acquisitions totaled $500.8 million during and subsequent to the quarter ended September 30, 2021, including 9 MH communities, 7 RV resorts and 6 marinas.

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Gary Shiffman, Chief Executive Officer stated, "We are pleased with our third quarter results which highlight successful execution across all of our growth strategies. The RV segment continues to deliver strong results producing same community NOI growth of nearly 31 percent in the quarter, as we benefit from the demand for outdoor experiences coming from existing and new Sun customers. As the leading industry consolidator, we have completed $1.1 billion of acquisitions year-to-date, and believe our cycle tested ability to create value through acquisitions will continue to result in accretive growth. We have remained active in the capital markets to support this growth including completing our second bond offering of the year. Our talented team will continue to execute on opportunities across operations, acquisitions, expansions and ground-up developments, providing us with a confident outlook."

OPERATING HIGHLIGHTS

Portfolio Occupancy

Total MH and annual RV occupancy was 97.4 percent at September 30, 2021 as compared to 97.2 percent at September 30, 2020, an increase of 20 basis points.

During the quarter ended September 30, 2021, MH and annual RV revenue producing sites increased by 576 sites as compared to an increase of 776 sites during the quarter ended September 30, 2020.

During the nine months ended September 30, 2021, MH and annual RV revenue producing sites increased by 1,673 sites as compared to an increase of 1,927 sites during the nine months ended September 30, 2020.

Same Community(2) Results

For the 403 MH and RV properties owned and operated by the Company since January 1, 2020, the following table reflects the percentage increases, in total and by segment, for the quarter and nine months ended September 30, 2021:

	Quarter Ended September 30, 2021
	Total Same Community	MH	RV
Revenue	12.8%	5.2%	24.2%
Expense	13.7%	12.7%	14.8%
NOI	12.4%	2.6%	30.6%

	Nine Months Ended September 30, 2021
	Total Same Community	MH	RV
Revenue	12.9%	5.8%	27.4%
Expense	14.6%	10.2%	20.0%
NOI	12.1%	4.3%	32.8%

Same Community adjusted occupancy(3) increased to 98.9 percent at September 30, 2021 from 97.4 percent at September 30, 2020, an increase of 150 basis points.

Home Sales

The following table reflects the home sales volume increases for the quarter and nine months ended September 30, 2021:

	Quarter Ended				Nine Months Ended
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
New home sales volume	207	155	52	33.5%	583	414	169	40.8%
Pre-owned home sales volume	955	555	400	72.1%	2,572	1,670	902	54.0%
Total home sales volume	1,162	710	452	63.7%	3,155	2,084	1,071	51.4%

Marina Results

Marina NOI was $64.5 million and $158.7 million for the quarter and nine months ended September 30, 2021, respectively. Refer to page 15 for additional information regarding the marina portfolio operating results.

PORTFOLIO ACTIVITY

Acquisitions and Dispositions

During and subsequent to the quarter ended September 30, 2021, the Company acquired the following communities, resorts and marinas:

Property Name	Property Type	Sites, Wet Slips and Dry Storage Spaces	Development Sites	State / Province	Total Purchase Price (in millions)	Month Acquired
Allen Harbor	Marina	165	—	RI	$4.0	July
Cisco Grove Campground & RV	RV	18	407	CA	6.6	July
Four Leaf Portfolio(a)	MH	2,545	340	MI / IN	215.0	July
Harborage Yacht Club	Marina	300	—	FL	22.0	July
Zeman Portfolio(b)	RV	686	—	IL / NJ	15.2	July
Southern Leisure Resort	RV	496	—	FL	17.8	August
Sunroad Marina	Marina	617	—	CA	84.4	August
Lazy Lakes RV	RV	99	—	FL	9.8	August
Puerto del Rey	Marina	1,450	—	Puerto Rico	92.3	September
Stingray Point	Marina	219	—	VA	2.9	September
Detroit River	Marina	440	—	MI	8.8	September
Jetstream RV Resort	RV	202	—	TX	17.5	September
Subtotal		7,237	747		496.3

Acquisitions subsequent to quarter end
Beaver Brook Campground	RV	204	150	ME	4.5	October
Subtotal		204	150		4.5

Total acquisitions		7,441	897		$500.8
(a) Includes nine MH communities.
(b) Includes two RV communities.

During and subsequent to the nine months ended September 30, 2021, the Company acquired 38 properties totaling 11,910 sites, wet slips and dry storage spaces and 897 sites for expansion for a total purchase price of $1.1 billion.

During the quarter ended September 30, 2021, the Company acquired three land parcels, which are located in Ft. Collins and Ft. Lupton, Colorado and Leighton, Michigan, approved for the development of over 500 MH sites, for total consideration of $7.7 million.

During the quarter ended September 30, 2021, the Company sold six MH communities located in Arizona, Illinois, Indiana and Missouri for $162.1 million.

Construction Activity

During the quarter ended September 30, 2021, the Company completed the construction of over 230 sites in two ground-up developments and over 90 expansion sites in two RV resorts.

During the nine months ended September 30, 2021, the Company completed the construction of over 580 sites in four ground-up developments and over 320 expansion sites in three MH communities and three RV resorts.

BALANCE SHEET, CAPITAL MARKETS ACTIVITY AND OTHER ITEMS

Debt

As of September 30, 2021, the Company had approximately $4.7 billion in debt outstanding. The weighted average interest rate was 3.3 percent and the weighted average maturity was 9.6 years. At September 30, 2021, the Company's net debt to trailing twelve month Recurring EBITDA(1) ratio was 4.9 times. The Company had $71.6 million of unrestricted cash on hand.

Senior Unsecured Notes

Subsequent to the quarter ended September 30, 2021, Sun Communities Operating Limited Partnership ("SCOLP"), the Company's operating partnership, issued $450.0 million of senior unsecured notes with an interest rate of 2.3 percent and a seven-year term, due November 1, 2028 (the "2028 Notes"), and $150.0 million of senior unsecured notes with an interest rate of 2.7 percent, with a 10-year term, due July 15, 2031 (the "2031 Notes"). The 2031 Notes are additional notes of the same series as the $600.0 million aggregate principal amount of 2.7 percent Senior Notes which are due July 15, 2031 that SCOLP issued on June 28, 2021. The net proceeds from the offering were approximately $595.5 million after deducting underwriters' discounts and estimated offering expenses.

Equity Transaction

At the Market Offering

In September 2021, the Company completed the sale of 107,400 forward shares of common stock for $21.4 million under the terms of its At the Market Offering Sales Agreement. The average price before underwriting discounts and commissions was $199.42 per share. The Company expects to settle the forward shares by September 2022.
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2021 GUIDANCE

The Company is providing revised or initial 2021 guidance for the following metrics:

	Previous Range	Revised Range
	FY 2021E	FY 2021E	4Q 2021E
Basic earnings per share	$2.24 - $2.36	$3.42 - $3.48	$0.15 - $0.21
Core FFO(1) per fully diluted Share	$6.25 - $6.37	$6.44 - $6.50	$1.24 - $1.30

Basic earnings per share and Core FFO(1) per fully diluted share and calculated independently for each quarter; as a result, the sum of the quarters may differ from the annual calculation. Full year 2021 guidance is based on the annual calculation.

	Previous Range	Revised Range
	FY 2021E	FY 2021E	4Q 2021E
Same Community NOI(1) growth	9.9% - 10.7%	10.9% - 11.1%	7.2% - 8.0%

Guidance estimates include acquisitions completed through the date of this release and exclude any prospective acquisitions or capital markets activity.

The estimates and assumptions presented above represent a range of possible outcomes and may differ materially from actual results. The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, as well as other risks outlined below under the caption "Cautionary Statement Regarding Forward-Looking Statements."

EARNINGS CONFERENCE CALL

A conference call to discuss third quarter results will be held on Tuesday, October 26, 2021 at 11:00 A.M. (ET). To participate, call toll-free (877) 407-9039. Callers outside the U.S. or Canada can access the call at (201) 689-8470. A replay will be available following the call through November 9, 2021 and can be accessed toll-free by calling (844) 512-2921 or (412) 317-6671. The Conference ID number for the call and the replay is 13722742. The conference call will be available live on Sun Communities' website located at www.suncommunities.com. The replay will also be available on the website.

Sun Communities, Inc. is a REIT that, as of September 30, 2021, owned, operated, or had an interest in a portfolio of 584 developed MH, RV and marina properties comprising nearly 155,900 developed sites and nearly 44,900 wet slips and dry storage spaces in 38 states, Canada and Puerto Rico.

For more information about Sun Communities, Inc., please visit www.suncommunities.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as "forecasts," "intends," "intend," "intended," "goal," "estimate," "estimates," "expects," "expect," "expected," "project," "projected," "projections," "plans," "predicts," "potential," "seeks," "anticipates," "anticipated," "should," "could," "may," "will," "designed to," "foreseeable future," "believe," "believes," "scheduled," "guidance," "target" and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties and other factors, both general and specific to the matters discussed in or incorporated herein, some of which are beyond the Company's control. These risks, uncertainties and other factors may cause the Company's actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under "Risk Factors" contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and in the Company's other filings with the Securities and Exchange Commission from time to time, such risks, uncertainties and other factors include but are not limited to:

•outbreaks of disease, including the COVID-19 pandemic, and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations;
•changes in general economic conditions, the real estate industry and the markets in which the Company operates;
•difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;
•the Company's liquidity and refinancing demands;
•the Company's ability to obtain or refinance maturing debt;
•the Company's ability to maintain compliance with covenants contained in its debt facilities and its senior unsecured notes;
•availability of capital;

•changes in foreign currency exchange rates, including between the U.S. dollar and each of the Canadian and Australian dollars;
•the Company's ability to maintain rental rates and occupancy levels;
•the Company's ability to maintain effective internal control over financial reporting and disclosure controls and procedures;
•increases in interest rates and operating costs, including insurance premiums and real property taxes;
•risks related to natural disasters such as hurricanes, earthquakes, floods, droughts and wildfires;
•general volatility of the capital markets and the market price of shares of the Company's capital stock;
•the Company's ability to maintain its status as a REIT;
•changes in real estate and zoning laws and regulations;
•legislative or regulatory changes, including changes to laws governing the taxation of REITs;
•litigation, judgments or settlements;
•competitive market forces;
•the ability of purchasers of manufactured homes and boats to obtain financing; and
•the level of repossessions by manufactured home and boat lenders.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements included in this press release, whether as a result of new information, future events, changes in its expectations or otherwise, except as required by law.

Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by these cautionary statements.

Investor Information

RESEARCH COVERAGE

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Joshua Dennerlein	(646) 855-1681	joshua.dennerlein@baml.com
Barclays	Anthony Powell	(212) 526-8768	anthony.powell@barclays.com
	Allison Gelman	(212) 526-3367	allison.gelman@barclays.com
Berenberg Capital Markets	Keegan Carl	(646) 949-9052	keegan.carl@berenberg-us.com
BMO Capital Markets	John Kim	(212) 885-4115	johnp.kim@bmo.com
Citi Research	Michael Bilerman	(212) 816-1383	michael.bilerman@citi.com
	Nicholas Joseph	(212) 816-1909	nicholas.joseph@citi.com
Evercore ISI	Steve Sakwa	(212) 446-9462	steve.sakwa@evercoreisi.com
	Samir Khanal	(212) 888-3796	samir.khanal@evercoreisi.com
Green Street Advisors	John Pawlowski	(949) 640-8780	jpawlowski@greenstreetadvisors.com
Robert W. Baird & Co.	Wesley Golladay	(216) 737-7510	wgolladay@rwbaird.com
RBC Capital Markets	Brad Heffern	(512) 708-6311	brad.heffern@rbccm.com
UBS	Michael Goldsmith	(212) 713-2951	michael.goldsmith@ubs.com

INQUIRIES

Sun Communities welcomes questions or comments from stockholders, analysts, investment managers, media or any prospective investor. Please address all inquiries to our Investor Relations department.

At Our Website	www.suncommunities.com

By Email	investorrelations@suncommunities.com

By Phone	(248) 208-2500
3rd Quarter 2021 Supplemental Information     1          Sun Communities, Inc.

Portfolio Overview
(As of September 30, 2021)

784
1,200
9,170
3,446
324
927
5,308
3,539
151
10,135
2,363
475
413
589
334
5,168
591
32,551
5,028
2,235
4,146
2,925
1,449
1,536
3,141
2,630
146
2,996
505
2,379
927 / 2,650
3,417
2,005 / 3,278
3,450 / 412
1,715
1,852 / 2,139
3,194
223
2,323
545
367
1,083
2,338
2,500
1,471
155
498
142
572
1,355
2,921
46,663
4,493
1,450
Puerto Rico
Total Number of Sites /
Slips and Rack Storage Spaces: 200,722
Headquarters
MH & RV Sites (155,863)
Marina Slips & Rack Storage Spaces (44,859)

3rd Quarter 2021 Supplemental Information     2          Sun Communities, Inc.

Financial and Operating Highlights
(amounts in thousands, except for *)

	Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Financial Information
Total revenues	$684,294	$603,863	$442,015	$384,265	$400,514
Net income	$250,161	$120,849	$27,941	$9,818	$89,756
Net income attributable to Sun Communities Inc. common stockholders	$231,770	$110,770	$24,782	$7,586	$81,204
Basic earnings per share*	$2.00	$0.98	$0.23	$0.07	$0.83
Diluted earnings per share*	$2.00	$0.98	$0.23	$0.07	$0.83

Cash distributions declared per common share*	$0.83	$0.83	$0.83	$0.79	$0.79

Recurring EBITDA(1)	$314,499	$268,225	$190,830	$168,527	$199,321
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$223,069	$198,017	$135,925	$110,849	$165,209
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4)	$244,535	$209,620	$141,036	$124,872	$162,624
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$1.92	$1.70	$1.22	$1.03	$1.63
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities(1)(4) per share - fully diluted*	$2.11	$1.80	$1.26	$1.16	$1.60

Balance Sheet
Total assets	$12,583,296	$12,040,990	$11,454,209	$11,206,586	$8,335,717
Total debt	$4,689,437	$4,311,175	$4,417,935	$4,757,076	$3,340,613
Total liabilities	$5,488,469	$5,099,563	$5,101,512	$5,314,879	$3,791,922

	Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Operating Information*
Properties	584	569	562	552	432

Manufactured home sites	98,301	97,448	96,876	96,688	95,209
Annual RV sites	29,640	28,807	28,441	27,564	26,817
Transient RV sites	27,922	27,032	26,295	25,043	23,728
Total sites	155,863	153,287	151,612	149,295	145,754
Marina wet slips and dry storage spaces	44,859	41,275	38,753	38,152	N/A

MH occupancy	96.6%	96.7%	96.5%	96.6%	96.4%
Annual RV occupancy	100.0%	100.0%	100.0%	100.0%	100.0%
Blended MH and annual RV occupancy	97.4%	97.4%	97.3%	97.3%	97.2%

New home sales volume	207	227	149	156	155
Pre-owned home sales volume	955	931	686	626	555
Total home sales volume	1,162	1,158	835	782	710

	Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Revenue Producing Site Net Gains(5)
MH net leased sites	144	226	127	247	349
RV net leased sites	432	357	387	331	427
Total net leased sites	576	583	514	578	776
3rd Quarter 2021 Supplemental Information     3          Sun Communities, Inc.

Consolidated Balance Sheets
(amounts in thousands)

	September 30, 2021	December 31, 2020
Assets
Land	$2,457,236	$2,119,364
Land improvements and buildings	9,469,247	8,480,597
Rental homes and improvements	591,367	637,603
Furniture, fixtures and equipment	590,829	447,039
Investment property	13,108,679	11,684,603
Accumulated depreciation	(2,232,243)	(1,968,812)
Investment property, net	10,876,436	9,715,791
Cash, cash equivalents and restricted cash	85,619	92,641
Marketable securities	160,321	124,726
Inventory of manufactured homes	43,708	46,643
Notes and other receivables, net	256,924	221,650
Goodwill	461,609	428,833
Other intangible assets, net	297,625	305,611
Other assets, net	401,054	270,691
Total Assets	$12,583,296	$11,206,586
Liabilities
Secured debt	$3,403,436	$3,489,983
Unsecured debt	1,286,001	1,267,093
Distributions payable	98,453	86,988
Advanced reservation deposits and rent	223,471	187,730
Accrued expenses and accounts payable	232,590	148,435
Other liabilities	244,518	134,650
Total Liabilities	5,488,469	5,314,879
Commitments and contingencies
Temporary equity	292,394	264,379
Stockholders' Equity
Common stock	1,160	1,076
Additional paid-in capital	8,170,322	7,087,658
Accumulated other comprehensive income	1,752	3,178
Distributions in excess of accumulated earnings	(1,475,634)	(1,566,636)
Total Sun Communities, Inc. stockholders' equity	6,697,600	5,525,276
Noncontrolling interests
Common and preferred OP units	85,756	85,968
Consolidated entities	19,077	16,084
Total noncontrolling interests	104,833	102,052
Total Stockholders' Equity	6,802,433	5,627,328
Total Liabilities, Temporary Equity and Stockholders' Equity	$12,583,296	$11,206,586
3rd Quarter 2021 Supplemental Information     4          Sun Communities, Inc.

Statements of Operations - Quarter to Date and Year to Date Comparison
(In thousands, except per share amounts) (Unaudited)

	Three Months Ended				Nine Months Ended
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
Revenues
Real property (excluding transient)	$352,553	$240,076	$112,477	46.9%	$979,537	$693,491	$286,046	41.2%
Real property - transient	126,072	80,412	45,660	56.8%	235,606	136,473	99,133	72.6%
Home sales	81,099	47,662	33,437	70.2%	215,146	126,779	88,367	69.7%
Service, retail, dining and entertainment	113,039	23,859	89,180	373.8%	270,103	36,662	233,441	636.7%
Interest	2,690	2,624	66	2.5%	8,040	7,609	431	5.7%
Brokerage commissions and other, net	8,841	5,881	2,960	50.3%	21,740	13,068	8,672	66.4%
Total Revenues	684,294	400,514	283,780	70.9%	1,730,172	1,014,082	716,090	70.6%
Expenses
Property operating and maintenance	158,095	98,775	59,320	60.1%	391,609	239,413	152,196	63.6%
Real estate tax	24,751	17,442	7,309	41.9%	70,361	52,341	18,020	34.4%
Home costs and selling	56,567	39,899	16,668	41.8%	156,920	105,989	50,931	48.1%
Service, retail, dining and entertainment	87,106	17,615	69,491	394.5%	211,122	31,539	179,583	569.4%
General and administrative	43,276	26,834	16,442	61.3%	126,606	78,710	47,896	60.9%
Catastrophic event-related charges, net	328	14	314	N/M	3,097	54	3,043	N/M
Business combination	—	—	—	N/A	1,031	—	1,031	N/A
Depreciation and amortization	127,091	88,499	38,592	43.6%	378,068	259,453	118,615	45.7%
Loss on extinguishment of debt	—	—	—	N/A	8,108	5,209	2,899	55.7%
Interest	39,026	30,214	8,812	29.2%	116,224	94,058	22,166	23.6%
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	—	—%	3,124	3,130	(6)	(0.2)%
Total Expenses	537,287	320,339	216,948	67.7%	1,466,270	869,896	596,374	68.6%
Income Before Other Items	147,007	80,175	66,832	83.4%	263,902	144,186	119,716	83.0%
Gain / (loss) on remeasurement of marketable securities	12,072	1,492	10,580	709.1%	43,227	(2,636)	45,863	N/M
Gain / (loss) on foreign currency translation	(7,028)	5,023	(12,051)	(239.9)%	(7,107)	(2,496)	(4,611)	184.7%
Gain on dispositions of properties	108,104	5,595	102,509	N/M	108,104	5,595	102,509	N/M
Other expense, net(6)	(9,372)	(3,511)	(5,861)	(166.9)%	(10,041)	(4,890)	(5,151)	105.3%
Gain / (loss) on remeasurement of notes receivable	92	(445)	537	(120.7)%	561	(2,311)	2,872	(124.3)%
Income from nonconsolidated affiliates	962	1,204	(242)	(20.1)%	2,927	1,348	1,579	117.1%
Loss on remeasurement of investment in nonconsolidated affiliates	(119)	(446)	327	(73.3)%	(130)	(1,505)	1,375	(91.4)%
Current tax benefit / (expense)	(402)	107	(509)	(475.7)%	(1,418)	(462)	(956)	206.9%
Deferred tax benefit / (expense)	(1,155)	562	(1,717)	(305.5)%	(1,074)	804	(1,878)	(233.6)%
Net Income	250,161	89,756	160,405	178.7%	398,951	137,633	261,318	189.9%
Less: Preferred return to preferred OP units / equity interests	3,101	1,645	1,456	88.5%	9,000	4,799	4,201	87.5%
Less: Income attributable to noncontrolling interests	15,290	6,907	8,383	121.4%	22,629	8,806	13,823	157.0%
Net Income Attributable to Sun Communities, Inc.	$231,770	$81,204	$150,566	185.4%	$367,322	$124,028	$243,294	196.2%

Weighted average common shares outstanding - basic	115,136	97,542	17,594	18.0%	111,717	95,270	16,447	17.3%
Weighted average common shares outstanding - diluted	118,072	97,549	20,523	21.0%	114,291	95,273	19,018	20.0%

Basic earnings per share	$2.00	$0.83	$1.17	141.0%	$3.27	$1.29	$1.98	153.5%
Diluted earnings per share	$2.00	$0.83	$1.17	141.0%	$3.27	$1.29	$1.98	153.5%
N/M = Percentage change is not meaningful.
3rd Quarter 2021 Supplemental Information     5          Sun Communities, Inc.

Outstanding Securities and Capitalization
(amounts in thousands except for *)

Outstanding Securities - As of September 30, 2021

	Number of Units / Shares Outstanding	Conversion Rate*	If Converted(1)	Issuance Price Per Unit*	Annual Distribution Rate*
Non-convertible Securities
Common shares	115,959	N/A	N/A	N/A	$3.32^

Convertible Securities
Common OP units	2,528	1.0000	2,528	N/A	Mirrors common shares distributions

Series A-1 preferred OP units	275	2.4390	672	$100	6.00%
Series A-3 preferred OP units	40	1.8605	75	$100	4.50%
Series C preferred OP units	306	1.1100	340	$100	5.00%
Series D preferred OP units	489	0.8000	391	$100	4.00%
Series E preferred OP units	90	0.6897	62	$100	5.25%
Series F preferred OP units	90	0.6250	56	$100	3.00%
Series G preferred OP units	241	0.6452	155	$100	3.20%
Series H preferred OP units	581	0.6098	355	$100	3.00%
Series I preferred OP units	922	0.6098	562	$100	3.00%
Series J preferred OP units	240	0.6061	145	$100	2.85%
^ Annual distribution is based on the last quarterly distribution annualized.
(1)Calculation may yield minor differences due to fractional shares paid in cash to the stockholder at conversion.

Capitalization - As of September 30, 2021

Equity	Shares	Share Price*	Total
Common shares	115,959	$185.10	$21,464,011
Common OP units	2,528	$185.10	467,933
Subtotal	118,487		$21,931,944

Preferred OP units, as converted	2,813	$185.10	520,686
Total diluted shares outstanding	121,300		$22,452,630

Debt
Secured debt			$3,403,436
Unsecured debt			1,286,001
Total debt			$4,689,437

Total Capitalization			$27,142,067
3rd Quarter 2021 Supplemental Information     6          Sun Communities, Inc.

Reconciliations to Non-GAAP Financial Measures

3rd Quarter 2021 Supplemental Information     7          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to FFO(1)
(amounts in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$231,770	$81,204	$367,322	$124,028
Adjustments
Depreciation and amortization	126,814	88,495	377,367	259,543
Depreciation on nonconsolidated affiliates	30	9	91	28
(Gain) / loss on remeasurement of marketable securities	(12,072)	(1,492)	(43,227)	2,636
Loss on remeasurement of investment in nonconsolidated affiliates	119	446	130	1,505
(Gain) / loss on remeasurement of notes receivable	(92)	445	(561)	2,311
Income attributable to noncontrolling interests	4,616	6,196	13,678	7,725
Preferred return to preferred OP units	—	498	—	1,498
Interest expense on Aspen preferred OP units	514	514	1,542	1,542
Gain on dispositions of properties	(108,104)	(5,595)	(108,104)	(5,595)
Gain on dispositions of assets, net	(20,526)	(5,511)	(46,245)	(15,251)
FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$223,069	$165,209	$561,993	$379,970

Adjustments
Business combination expense and other acquisition related costs(7)	2,477	402	6,714	1,291
Loss on extinguishment of debt	—	—	8,108	5,209
Catastrophic event-related charges, net	318	15	3,096	54
(Gain) / loss on earnings - catastrophic event-related	200	(300)	400	—
(Gain) / loss on foreign currency translation	7,028	(5,024)	7,107	2,496
Other adjustments, net(8)	11,443	2,322	11,505	2,819
Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4)	$244,535	$162,624	$598,923	$391,839

Weighted average common shares outstanding - basic	115,136	97,542	111,717	95,270
Add
Common shares dilutive effect from forward equity sale	—	6	—	2
Common stock issuable upon conversion of stock options	—	1	—	1
Restricted stock	438	390	414	395
Common OP units	—	2,476	2,574	2,445
Common stock issuable upon conversion of certain preferred OP units	388	1,213	396	1,220
Weighted Average Common Shares Outstanding - Fully Diluted	115,962	101,628	115,101	99,333

FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$1.92	$1.63	$4.88	$3.83

Core FFO Attributable to Sun Communities, Inc. Common Stockholders and Dilutive Convertible Securities(1)(4) Per Share - Fully Diluted	$2.11	$1.60	$5.20	$3.94

3rd Quarter 2021 Supplemental Information     8          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to NOI(1)
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$231,770	$81,204	$367,322	$124,028
Interest income	(2,690)	(2,624)	(8,040)	(7,609)
Brokerage commissions and other revenues, net	(8,841)	(5,881)	(21,740)	(13,068)
General and administrative expense	43,276	26,834	126,606	78,710
Catastrophic event-related charges, net	328	14	3,097	54
Business combination expense	—	—	1,031	—
Depreciation and amortization	127,091	88,499	378,068	259,453
Loss on extinguishment of debt	—	—	8,108	5,209
Interest expense	39,026	30,214	116,224	94,058
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	3,124	3,130
(Gain) / loss on remeasurement of marketable securities	(12,072)	(1,492)	(43,227)	2,636
(Gain) / loss on foreign currency translation	7,028	(5,023)	7,107	2,496
Gain on dispositions of properties	(108,104)	(5,595)	(108,104)	(5,595)
Other expense, net(6)	9,372	3,511	10,041	4,890
(Gain) / loss on remeasurement of notes receivable	(92)	445	(561)	2,311
Income from nonconsolidated affiliates	(962)	(1,204)	(2,927)	(1,348)
Loss on remeasurement of investment in nonconsolidated affiliates	119	446	130	1,505
Current tax (benefit) / expense	402	(107)	1,418	462
Deferred tax (benefit) / expense	1,155	(562)	1,074	(804)
Preferred return to preferred OP units / equity interests	3,101	1,645	9,000	4,799
Income attributable to noncontrolling interests	15,290	6,907	22,629	8,806
NOI(1)	$346,244	$218,278	$870,380	$564,123

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Real Property NOI(1)	$295,779	$204,271	$753,173	$538,210
Home Sales NOI(1)	24,532	7,763	58,226	20,790
Service, retail, dining and entertainment NOI(1)	25,933	6,244	58,981	5,123
NOI(1)	$346,244	$218,278	$870,380	$564,123

3rd Quarter 2021 Supplemental Information     9          Sun Communities, Inc.

Reconciliation of Net Income Attributable to Sun Communities, Inc. Common Stockholders to Recurring EBITDA(1)
(amounts in thousands)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net Income Attributable to Sun Communities, Inc. Common Stockholders	$231,770	$81,204	$367,322	$124,028
Adjustments
Depreciation and amortization	127,091	88,499	378,068	259,453
Loss on extinguishment of debt	—	—	8,108	5,209
Interest expense	39,026	30,214	116,224	94,058
Interest on mandatorily redeemable preferred OP units / equity	1,047	1,047	3,124	3,130
Current tax (benefit) / expense	402	(107)	1,418	462
Deferred tax (benefit) / expense	1,155	(562)	1,074	(804)
Income from nonconsolidated affiliates	(962)	(1,204)	(2,927)	(1,348)
Less: Gain on dispositions of assets, net	(20,526)	(5,511)	(46,245)	(15,251)
Less: Gain on dispositions of properties	(108,104)	(5,595)	(108,104)	(5,595)
EBITDAre(1)	$270,899	$187,985	$718,062	$463,342
Adjustments
Catastrophic event-related charges, net	328	14	3,097	54
Business combination expense	—	—	1,031	—
(Gain) / loss on remeasurement of marketable securities	(12,072)	(1,492)	(43,227)	2,636
(Gain) / loss on foreign currency translation	7,028	(5,023)	7,107	2,496
Other expense, net(6)	9,372	3,511	10,041	4,890
(Gain) / loss on remeasurement of notes receivable	(92)	445	(561)	2,311
Loss on remeasurement of investment in nonconsolidated affiliates	119	446	130	1,505
Preferred return to preferred OP units / equity interests	3,101	1,645	9,000	4,799
Income attributable to noncontrolling interests	15,290	6,907	22,629	8,806
Plus: Gain on dispositions of assets, net	20,526	5,511	46,245	15,251
Recurring EBITDA(1)	$314,499	$199,949	$773,554	$506,090

3rd Quarter 2021 Supplemental Information     10          Sun Communities, Inc.

Non-GAAP and Other Financial Measures

3rd Quarter 2021 Supplemental Information     11          Sun Communities, Inc.

Debt Analysis
(amounts in thousands)

	Quarter Ended
	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
Debt Outstanding
Secured debt	$3,403,436	$3,457,734	$3,472,930	$3,489,983	$3,238,926
Unsecured debt
Senior unsecured notes	591,252	591,688	—	—	—
Line of credit and other debt(9)	624,837	191,841	875,093	1,197,181	31,775
Preferred Equity - Sun NG Resorts - mandatorily redeemable	35,249	35,249	35,249	35,249	35,249
Preferred OP units - mandatorily redeemable	34,663	34,663	34,663	34,663	34,663
Total unsecured debt	1,286,001	853,441	945,005	1,267,093	101,687
Total debt	$4,689,437	$4,311,175	$4,417,935	$4,757,076	$3,340,613

% Fixed / Floating
Fixed	86.7%	94.7%	79.3%	74.0%	97.6%
Floating	13.3%	5.3%	20.7%	26.0%	2.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Weighted Average Interest Rates
Secured debt	3.78%	3.75%	3.75%	3.75%	3.84%
Senior unsecured notes	2.70%	2.70%	—%	—%	—%
Line of credit and other debt(9)	0.98%	0.93%	1.77%	2.11%	1.34%
Preferred Equity - Sun NG Resorts - mandatorily redeemable	6.00%	6.00%	6.00%	6.00%	6.00%
Preferred OP units - mandatorily redeemable	5.93%	5.93%	5.93%	5.93%	5.93%
Total average	3.30%	3.52%	3.39%	3.37%	3.86%

Debt Ratios
Net Debt / Recurring EBITDA(1) (TTM)	4.9	5.1	6.1	6.9	5.0
Net Debt / Enterprise Value	17.1%	16.8%	19.7%	21.4%	18.3%
Net Debt / Gross Assets	31.2%	29.6%	31.8%	35.5%	31.6%

Coverage Ratios
Recurring EBITDA(1) (TTM) / Interest	6.1	5.6	5.0	4.9	4.8
Recurring EBITDA(1) (TTM) / Interest + Pref. Distributions + Pref. Stock Distribution	6.0	5.5	4.8	4.8	4.6

Maturities / Principal Amortization Next Five Years	2021	2022	2023	2024	2025
Secured debt
Maturities	$—	$82,155	$185,619	$315,330	$50,529
Principal amortization	15,194	61,411	60,788	57,344	53,933
Line of credit and other debt(9)	331	10,000	10,000	10,000	594,506
Preferred Equity - Sun NG Resorts - mandatorily redeemable	—	—	—	33,428	1,821
Preferred OP units - mandatorily redeemable	—	—	—	27,373	—
Total	$15,525	$153,566	$256,407	$443,475	$700,789

Weighted average rate of maturities	—%	4.46%	4.08%	4.47%	4.04%

3rd Quarter 2021 Supplemental Information     12          Sun Communities, Inc.

Same Community(2) Summary
(amounts in thousands)

	Three Months Ended
	Total Same Community				MH				RV
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding transient)	$220,291	$207,407	$12,884	6.2%	$173,979	$167,051	$6,928	4.1%	$46,312	$40,356	$5,956	14.8%
Real property - transient	87,049	67,408	19,641	29.1%	238	242	(4)	(1.7)%	86,811	67,166	19,645	29.2%
Other	13,352	9,375	3,977	42.4%	4,845	2,863	1,982	69.2%	8,507	6,512	1,995	30.6%
Total Operating	320,692	284,190	36,502	12.8%	179,062	170,156	8,906	5.2%	141,630	114,034	27,596	24.2%
Expense
Property Operating(10)(11)	102,413	90,048	12,365	13.7%	49,567	43,996	5,571	12.7%	52,846	46,052	6,794	14.8%
Real Property NOI(1)	$218,279	$194,142	$24,137	12.4%	$129,495	$126,160	$3,335	2.6%	$88,784	$67,982	$20,802	30.6%

	Nine Months Ended
	Total Same Community				MH				RV
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
Financial Information
Revenue
Real property (excluding Transient)	$652,978	$615,711	$37,267	6.1%	$518,511	$495,989	$22,522	4.5%	$134,467	$119,722	$14,745	12.3%
Real property - transient	163,932	117,277	46,655	39.8%	1,200	1,343	(143)	(10.6)%	162,732	115,934	46,798	40.4%
Other	31,077	18,424	12,653	68.7%	14,472	7,778	6,694	86.1%	16,605	10,646	5,959	56.0%
Total Operating	847,987	751,412	96,575	12.9%	534,183	505,110	29,073	5.8%	313,804	246,302	67,502	27.4%
Expense
Property Operating(10)(11)	261,754	228,314	33,440	14.6%	136,927	124,297	12,630	10.2%	124,827	104,017	20,810	20.0%
Real Property NOI(1)	$586,233	$523,098	$63,135	12.1%	$397,256	$380,813	$16,443	4.3%	$188,977	$142,285	$46,692	32.8%

3rd Quarter 2021 Supplemental Information     13          Sun Communities, Inc.

Same Community(2) Summary (continued)

	As of
	September 30, 2021	September 30, 2020	Change	% Change
Other Information
Number of properties	403	403	—

MH occupancy	97.5%
RV occupancy	100.0%
MH & RV blended occupancy(3)	98.1%

Adjusted MH occupancy(3)	98.5%
Adjusted RV occupancy(3)	100.0%
Adjusted MH & RV blended occupancy(3)	98.9%	97.4%	1.5%

Sites available for development	7,092	7,453	(361)

Monthly base rent per site - MH	$606	$586	$20	3.4%(13)
Monthly base rent per site - RV(12)	$528	$503	$25	5.0%(13)
Monthly base rent per site - Total(12)	$588	$567	$21	3.7%(13)
3rd Quarter 2021 Supplemental Information     14          Sun Communities, Inc.

Marina Summary
(amounts in thousands except for statistical data)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
Financial Information
Revenues
Real property (excluding transient)	$72,888	$180,908
Real property - transient	6,251	11,376
Other	5,815	11,134
Total Operating	84,954	203,418
Expenses
Property Operating(a)	33,995	85,816
Real Property NOI	50,959	117,602
Service, retail, dining and entertainment
Revenue	74,110	200,702
Expense	60,606	159,632
NOI	13,504	41,070

Marina NOI	$64,463	$158,672

Other Information - Marinas		September 30, 2021
Number of properties(b)		120
Total wet slips and dry storage		44,859
(a) Marina results net $4.3 million and $10.5 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter and nine months ended September 30, 2021.
(b) Marina properties consisted of 14 properties acquired in 2021 and 106 properties acquired in 2020.
3rd Quarter 2021 Supplemental Information     15          Sun Communities, Inc.

MH and RV Acquisitions and Other Summary(14)
(amounts in thousands except for statistical data)

	Three Months Ended	Nine Months Ended
	September 30, 2021	September 30, 2021
Financial Information
Revenues
Real property (excluding transient)	$11,060	$29,248
Real property - transient	32,772	60,298
Other	4,168	7,357
Total Operating	48,000	96,903
Expenses
Property Operating(a)	21,459	47,565
Real Property NOI	$26,541	$49,338

Other Information - MH and RVs		September 30, 2021
Number of properties		61
Occupied sites		7,312
Developed sites		8,357
Occupancy %		87.5%
Transient sites		9,293
(a) MH and RV Acquisitions and Other results net $1.7 million and $4.1 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the quarter and nine months ended September 30, 2021.
3rd Quarter 2021 Supplemental Information     16          Sun Communities, Inc.

Home Sales Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
Financial Information
New Homes
New home sales	$31,433	$23,734	$7,699	32.4%	$89,166	$58,536	$30,630	52.3%
New home cost of sales	25,856	19,294	6,562	34.0%	72,799	47,611	25,188	52.9%
Gross Profit – new homes	5,577	4,440	1,137	25.6%	16,367	10,925	5,442	49.8%
Gross margin % – new homes	17.7%	18.7%	(1.0)%		18.4%	18.7%	(0.3)%
Average selling price – new homes*	$151,850	$153,123	$(1,273)	(0.8)%	$152,943	$141,391	$11,552	8.2%

Pre-owned Homes
Pre-owned home sales	$49,666	$23,928	$25,738	107.6%	$125,980	$68,243	$57,737	84.6%
Pre-owned home cost of sales	25,840	16,943	8,897	52.5%	70,369	47,839	22,530	47.1%
Gross Profit – pre-owned homes	23,826	6,985	16,841	241.1%	55,611	20,404	35,207	172.5%
Gross margin % – pre-owned homes	48.0%	29.2%	18.8%		44.1%	29.9%	14.2%
Average selling price – pre-owned homes*	$52,006	$43,114	$8,892	20.6%	$48,981	$40,864	$8,117	19.9%

Total Home Sales
Revenue from home sales	$81,099	$47,662	$33,437	70.2%	$215,146	$126,779	$88,367	69.7%
Cost of home sales	51,696	36,237	15,459	42.7%	143,168	95,450	47,718	50.0%
Home selling expenses	4,871	3,662	1,209	33.0%	13,752	10,539	3,213	30.5%
Home Sales NOI(1)	$24,532	$7,763	$16,769	216.0%	$58,226	$20,790	$37,436	180.1%

Statistical Information
New home sales volume*	207	155	52	33.5%	583	414	169	40.8%
Pre-owned home sales volume*	955	555	400	72.1%	2,572	1,670	902	54.0%
Total home sales volume*	1,162	710	452	63.7%	3,155	2,084	1,071	51.4%

3rd Quarter 2021 Supplemental Information     17          Sun Communities, Inc.

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended				Nine Months Ended
	September 30, 2021	September 30, 2020	Change	% Change	September 30, 2021	September 30, 2020	Change	% Change
Financial Information
Revenues
Home rent	$16,369	$16,171	$198	1.2%	$50,451	$46,607	$3,844	8.2%
Site rent	17,584	19,101	(1,517)	(7.9)%	55,350	55,699	(349)	(0.6)%
Total	33,953	35,272	(1,319)	(3.7)%	105,801	102,306	3,495	3.4%

Expenses
Rental Program operating and maintenance	5,547	5,328	219	4.1%	15,332	14,576	756	5.2%
Rental Program NOI(1)	$28,406	$29,944	$(1,538)	(5.1)%	$90,469	$87,730	$2,739	3.1%

Other Information
Number of sold rental homes*	307	225	82	36.4%	799	581	218	37.5%
Number of occupied rentals, end of period*					10,123	11,729	(1,606)	(13.7)%
Investment in occupied rental homes, end of period					$559,021	$625,922	$(66,901)	(10.7)%
Weighted average monthly rental rate, end of period*					$1,114	$1,032	$82	7.9%

Rental Program NOI is included in Real Property NOI. Rental Program NOI is separately reviewed to assess the overall growth and performance of the Rental Program and its financial impact on the Company's operations.
3rd Quarter 2021 Supplemental Information     18          Sun Communities, Inc.

MH and RV Property Summary

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
FLORIDA
Properties	131	129	128	128	127
MH & Annual RV Developed sites(15)	40,500	40,171	40,011	39,803	39,517
Occupied MH & Annual RV(15)	39,747	39,402	39,283	39,063	38,743
MH & Annual RV Occupancy %(15)	98.1%	98.1%	98.2%	98.1%	98.0%
Transient RV sites	6,163	5,895	5,823	6,011	5,993
Sites for development	1,414	1,414	1,497	1,497	1,427
MICHIGAN
Properties	83	75	74	74	74
MH & Annual RV Developed sites(15)	31,997	29,600	29,092	29,086	29,086
Occupied MH & Annual RV(15)	30,782	28,671	28,145	28,109	28,033
MH & Annual RV Occupancy %(15)	96.2%	96.9%	96.7%	96.6%	96.4%
Transient RV sites	554	509	541	546	546
Sites for development	1,481	1,182	1,182	1,182	1,182
CALIFORNIA
Properties	37	36	36	35	34
MH & Annual RV Developed sites(15)	6,760	6,736	6,734	6,675	6,372
Occupied MH & Annual RV(15)	6,642	6,613	6,609	6,602	6,290
MH & Annual RV Occupancy %(15)	98.3%	98.2%	98.1%	98.9%	98.7%
Transient RV sites	2,410	2,416	2,418	2,231	2,236
Sites for development	534	127	127	373	373
TEXAS
Properties	26	25	24	24	24
MH & Annual RV Developed sites(15)	8,004	7,947	7,928	7,766	7,659
Occupied MH & Annual RV(15)	7,805	7,731	7,671	7,572	7,427
MH & Annual RV Occupancy %(15)	97.5%	97.3%	96.8%	97.5%	97.0%
Transient RV sites	2,131	1,835	1,773	1,810	1,917
Sites for development	1,066	1,194	1,275	1,378	1,378
ONTARIO, CANADA
Properties	16	16	16	15	15
MH & Annual RV Developed sites(15)	4,361	4,302	4,199	4,090	4,067
Occupied MH & Annual RV(15)	4,361	4,302	4,199	4,090	4,067
MH & Annual RV Occupancy %(15)	100.0%	100.0%	100.0%	100.0%	100.0%
Transient RV sites	807	870	964	966	920
Sites for development	1,525	1,525	1,525	1,525	1,593
CONNECTICUT
Properties	16	16	16	16	16
MH & Annual RV Developed sites(15)	1,901	1,901	1,897	1,897	1,898
Occupied MH & Annual RV(15)	1,760	1,757	1,746	1,739	1,736
MH & Annual RV Occupancy %(15)	92.6%	92.4%	92.0%	91.7%	91.5%
Transient RV sites	104	104	108	108	107
Sites for development	—	—	—	—	—
MAINE
Properties	13	13	13	13	7
MH & Annual RV Developed sites(15)	2,220	2,204	2,190	2,190	1,092
Occupied MH & Annual RV(15)	2,136	2,127	2,119	2,121	1,089
MH & Annual RV Occupancy %(15)	96.2%	96.5%	96.8%	96.8%	99.7%
Transient RV sites	776	792	805	805	819
Sites for development	30	30	30	30	30

3rd Quarter 2021 Supplemental Information     19          Sun Communities, Inc.

MH and RV Property Summary

	9/30/2021	6/30/2021	3/31/2021	12/31/2020	9/30/2020
ARIZONA
Properties	12	14	14	14	13
MH & Annual RV Developed sites(15)	4,071	4,401	4,391	4,323	4,274
Occupied MH & Annual RV(15)	3,853	4,116	4,101	4,030	3,957
MH & Annual RV Occupancy %(15)	94.6%	93.5%	93.4%	93.2%	92.6%
Transient RV sites	1,237	1,260	1,270	1,337	1,386
Sites for development	—	—	—	—	—
INDIANA
Properties	12	12	12	12	11
MH & Annual RV Developed sites(15)	3,057	3,087	3,087	3,087	3,087
Occupied MH & Annual RV(15)	2,963	2,970	2,961	2,950	2,957
MH & Annual RV Occupancy %(15)	96.9%	96.2%	95.9%	95.6%	95.8%
Transient RV sites	1,089	1,089	1,089	1,089	534
Sites for development	204	277	277	277	277
COLORADO
Properties	10	10	10	10	10
MH & Annual RV Developed sites(15)	2,552	2,453	2,453	2,453	2,453
Occupied MH & Annual RV(15)	2,431	2,420	2,395	2,380	2,365
MH & Annual RV Occupancy %(15)	95.3%	98.7%	97.6%	97.0%	96.4%
Transient RV sites	987	987	962	962	930
Sites for development	1,629	1,225	1,250	1,250	1,282
NEW HAMPSHIRE
Properties	10	10	10	10	10
MH & Annual RV Developed sites(15)	1,777	1,777	1,776	1,777	1,833
Occupied MH & Annual RV(15)	1,769	1,769	1,769	1,767	1,822
MH & Annual RV Occupancy %(15)	99.5%	99.5%	99.6%	99.4%	99.4%
Transient RV sites	602	602	456	460	404
Sites for development	111	151	151	151	151
NEW YORK
Properties	10	10	10	9	9
MH & Annual RV Developed sites(15)	1,457	1,457	1,452	1,419	1,414
Occupied MH & Annual RV(15)	1,432	1,428	1,415	1,380	1,371
MH & Annual RV Occupancy %(15)	98.3%	98.0%	97.5%	97.3%	97.0%
Transient RV sites	1,684	1,684	1,689	1,422	900
Sites for development	371	371	371	371	371
OHIO
Properties	9	9	9	9	9
MH & Annual RV Developed sites(15)	2,796	2,797	2,797	2,790	2,790
Occupied MH & Annual RV(15)	2,753	2,770	2,760	2,755	2,758
MH & Annual RV Occupancy %(15)	98.5%	99.0%	98.7%	98.7%	98.9%
Transient RV sites	129	128	128	135	135
Sites for development	22	22	22	22	22
OTHER STATES
Properties	79	80	80	77	73
MH & Annual RV Developed sites(15)	16,488	17,422	17,310	16,896	16,484
Occupied MH & Annual RV(15)	16,178	16,934	16,796	16,394	15,977
MH & Annual RV Occupancy %(15)	98.1%	97.2%	97.0%	97.0%	96.9%
Transient RV sites	9,249	8,861	8,269	7,161	6,901
Sites for development	1,925	1,925	1,969	1,969	2,044

3rd Quarter 2021 Supplemental Information     20          Sun Communities, Inc.

MH and RV Property Summary

	9/30/2021		6/30/2021	3/31/2021	12/31/2020	9/30/2020
TOTAL - MH AND RV PORTFOLIO
Properties	464		455	452	446	432
MH & Annual RV Developed sites(15)	127,941		126,255	125,317	124,252	122,026
Occupied MH & Annual RV(15)	124,612		123,010	121,969	120,952	118,592
MH & Annual RV Occupancy %(15)	97.4%	(16)	97.4%	97.3%	97.3%	97.2%
Transient RV sites	27,922		27,032	26,295	25,043	23,728
Sites for development(17)	10,312		9,443	9,676	10,025	10,130
% Communities age restricted	32.3%		32.5%	32.7%	33.2%	33.6%

Marina Property Summary(a)

	9/30/2021	06/30/2021	3/31/2021	12/31/2020
FLORIDA
Properties	19	18	16	14
Total wet slips and dry storage spaces	4,493	4,186	3,837	3,585
RHODE ISLAND
Properties	12	11	11	11
Total wet slips and dry storage spaces	3,417	3,207	2,829	2,829
CONNECTICUT
Properties	11	11	11	11
Total wet slips and dry storage spaces	3,278	3,262	3,262	3,262
MASSACHUSETTS
Properties	9	9	9	7
Total wet slips and dry storage spaces	2,650	2,650	2,650	2,223
NEW YORK
Properties	8	8	8	8
Total wet slips and dry storage spaces	2,630	2,629	2,629	2,629
MARYLAND
Properties	8	8	8	8
Total wet slips and dry storage spaces	2,139	2,110	2,110	2,110
OTHER STATES
Properties	53	49	47	47
Total wet slips and dry storage spaces	26,252	23,389	22,851	22,851
TOTAL - MARINA PORTFOLIO
Properties	120	114	110	106
Total wet slips and dry storage spaces	44,859	41,433	40,168	39,489
(a) Total wet slips and dry storage spaces are adjusted each quarter based on site configuration and usability.

3rd Quarter 2021 Supplemental Information     21          Sun Communities, Inc.

Capital Improvements, Development and Acquisitions
(amounts in thousands except for *)

	Nine Months Ended		Year Ended		Year Ended
	September 30, 2021		December 31, 2020		December 31, 2019
	MH / RV	Marina	MH / RV	Marina	MH / RV
Recurring Capital Expenditures Average / Site*	$258	$259	$265	N/A	$345
Recurring Capital Expenditures(18)	$31,484	$10,292	$31,398	$2,074	$30,382
Lot Modifications(19)	$20,274	N/A	$29,414	N/A	$22,837
Acquisitions(20)(a)	$508,773	$711,366	$571,930	$2,533,741	$938,966
Expansion and Development(21)	$135,758	$9,866	$248,146	$—	$281,808
Growth Projects(22)	$19,900	$37,771	$28,315	$—	$9,638
(a)Acquisitions includes intangibles and goodwill included in purchase price.

3rd Quarter 2021 Supplemental Information     22          Sun Communities, Inc.

Operating Statistics for MH and Annual RVs

Locations	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
Florida	1,851	572	153	177	1,415
Michigan	327	154	43	1,334	196
Ontario, Canada	526	180	93	6	420
Texas	278	233	71	344	69
Arizona	88	124	30	35	171
Indiana	46	31	7	220	13
Ohio	68	(2)	1	109	15
California	100	22	23	8	109
Colorado	3	51	43	23	36
Connecticut	26	21	29	2	44
New York	90	25	10	7	9
New Hampshire	—	2	4	—	37
Maine	80	15	10	9	3
Other states	837	245	66	298	176
Nine Months Ended September 30, 2021	4,320	1,673	583	2,572	2,713

Total For Year Ended	Resident Move-outs	Net Leased Sites(5)	New Home Sales	Pre-owned Home Sales	Brokered Re-sales
2020	5,365	2,505	570	2,296	2,557
2019	4,139	2,674	571	2,868	2,231

Percentage Trends	Resident Move-outs	Resident Re-sales
2021 TTM	2.9%	8.3%
2020	3.3%	6.9%
2019	2.6%	6.6%

3rd Quarter 2021 Supplemental Information     23          Sun Communities, Inc.

Footnotes and Definitions

(1)Investors in and analysts following the real estate industry utilize funds from operations ("FFO"), net operating income ("NOI"), and earnings before interest, tax, depreciation and amortization ("EBITDA") as supplemental performance measures. The Company believes that FFO, NOI, and EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. Additionally, FFO, NOI, and EBITDA are commonly used in various ratios, pricing multiples, yields and returns and valuation calculations used to measure financial position, performance and value.
•FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of generally accepted accounting principles ("GAAP") depreciation and amortization of real estate assets.
•NOI provides a measure of rental operations that does not factor in depreciation, amortization and non-property specific expenses such as general and administrative expenses.
•EBITDA provides a further measure to evaluate ability to incur and service debt and to fund dividends and other cash needs.
FFO is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as GAAP net income (loss), excluding gains (or losses) from sales of depreciable operating property, plus real estate related depreciation and amortization, real estate related impairments, and after adjustments for nonconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. By excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared period-over-period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from GAAP net income (loss). Management believes the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business ("Core FFO"). The Company believes that Core FFO provides enhanced comparability for investor evaluations of period-over-period results.
The Company believes that GAAP net income (loss) is the most directly comparable measure to FFO. The principal limitation of FFO is that it does not replace GAAP net income (loss) as a performance measure or GAAP cash flow from operations as a liquidity measure. Because FFO excludes significant economic components of GAAP net income (loss) including depreciation and amortization, FFO should be used as a supplement to GAAP net income (loss) and not as an alternative to it. Further, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO is calculated in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that interpret the NAREIT definition differently.
NOI is derived from revenues minus property operating expenses and real estate taxes. NOI is a non-GAAP financial measure that the Company believes is helpful to investors as a supplemental measure of operating performance because it is an indicator of the return on property investment and provides a method of comparing property performance over time. The Company uses NOI as a key measure when evaluating performance and growth of particular properties and / or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs. Therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.
The Company believes that GAAP net income (loss) is the most directly comparable measure to NOI. NOI should not be considered to be an alternative to GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating activities as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. Because of the inclusion of items such as interest, depreciation, and amortization, the use of GAAP net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level.
EBITDA as defined by NAREIT (referred to as "EBITDAre") is calculated as GAAP net income (loss), plus interest expense, plus income tax expense, plus depreciation and amortization, plus or minus losses or gains on the disposition of depreciated property (including losses or gains on change of control), plus impairment write-downs of depreciated property and of investments in nonconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity's share of EBITDAre of nonconsolidated affiliates. EBITDAre is a non-GAAP financial measure that the Company uses to evaluate its ability to incur and service debt, fund dividends and other cash needs and cover fixed costs.
3rd Quarter 2021 Supplemental Information     24          Sun Communities, Inc.

Investors utilize EBITDAre as a supplemental measure to evaluate and compare investment quality and enterprise value of REITs. The Company also uses EBITDAre excluding certain gain and loss items that management considers unrelated to measurement of the Company's performance on a basis that is independent of capital structure ("Recurring EBITDA").
The Company believes that GAAP net income (loss) is the most directly comparable measure to EBITDAre. EBITDAre is not intended to be used as a measure of the Company's cash generated by operations or its dividend-paying capacity, and should therefore not replace GAAP net income (loss) as an indication of the Company's financial performance or GAAP cash flow from operating, investing and financing activities as measures of liquidity.
(2)Same Community results reflect constant currency for comparative purposes. Canadian currency figures in the prior comparative period have been translated at 2021 average exchange rates.
(3)The MH and RV blended occupancy for 2021 is derived from 119,584 developed sites, of which 117,300 were occupied. The adjusted MH and RV blended occupancy percentage is derived from 118,641 developed sites, of which 117,300 were occupied. The number of developed sites excludes RV transient sites and over 900 recently completed but vacant MH expansion sites.

The adjusted MH and RV blended occupancy percentage for 2020 has been adjusted to reflect incremental period-over-period growth from newly rented expansion sites and the conversion of transient RV sites to annual RV sites.
(4)The effect of certain anti-dilutive convertible securities is excluded from these items.
(5)Revenue producing site net gains do not include occupied sites acquired during that year.
(6)Other expense, net was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Contingent consideration expense	$(9,196)	$(2,724)	$(9,339)	$(2,890)
Long term lease termination expense	—	(160)	—	(433)
Repair reserve on repossessed homes	(176)	(627)	(702)	(1,567)
Other expenses, net	$(9,372)	$(3,511)	$(10,041)	$(4,890)

(7)Other acquisition related costs represent the expenses incurred to bring recently acquired properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy. These costs also include nonrecurring integration expenses associated with a new acquisition.
(8)Other adjustments, net was as follows (in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Contingent consideration expense	$9,196	$2,724	$9,339	$2,890
Long term lease termination expense	—	160	—	433
Deferred tax (benefit) / expense	1,155	(562)	1,074	(804)
RV rebranding non-recurring cost	1,092	—	1,092	—
deferred compensation amortization upon retirement	—	—	—	300
Other adjustments, net	$11,443	$2,322	$11,505	$2,819
(9)Line of credit and other debt includes borrowings under the Company's $2.0 billion credit facility, a $12.0 million MH floor plan facility, and a $35.3 million unsecured term loan which had been secured prior to July 1, 2021.
(10)Same Community results net $19.1 million and $18.3 million of certain utility revenue against the related utility expense in property operating and maintenance expense for the three months ended September 30, 2021 and 2020, respectively. Same Community results net $52.2 million and $47.3 million of utility revenue against the related utility expense in property operating and maintenance expense for the nine months ended September 30, 2021 and 2020, respectively.
(11)Same Community supplies and repair expense excludes $0.4 million and $1.2 million for the three and nine months ended September 30, 2020, respectively, of expenses incurred for recently acquired properties to bring the properties up to the Company's operating standards, including items such as tree trimming and painting costs that do not meet the Company's capitalization policy.
(12)Monthly base rent per site pertains to annual RV sites and excludes transient RV sites.
3rd Quarter 2021 Supplemental Information     25          Sun Communities, Inc.

(13)Calculated using actual results without rounding.
(14)MH and RV acquisitions and other is comprised of 21 properties acquired in 2021, one property acquired in which the Company has an interest in, but does not operate in 2021, and five properties that the Company has an interest in, but does not operate in 2021, 23 properties acquired in 2020, two Florida Keys properties that require redevelopment as a result of damage sustained from Hurricane Irma in 2017, seven recently opened ground-up developments, two properties undergoing redevelopment, and other miscellaneous transactions and activity.
(15)Includes MH and annual RV sites, and excludes transient RV sites, as applicable.
(16)As of September 30, 2021, total portfolio MH occupancy was 96.6 percent inclusive of the impact of nearly 1,200 recently constructed but vacant MH expansion sites, and annual RV occupancy was 100.0 percent.
(17)Total sites for development were comprised of approximately 73.1 percent for expansion, 20.8 percent for greenfield development and 6.1 percent for redevelopment.
(18)Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing assets used to operate the communities, resorts and marinas. Recurring capital expenditures at our MH and RV properties include items such as: major road, driveway, pool improvements; clubhouse renovations; adding or replacing street lights; playground equipment; signage; maintenance facilities; manager housing and property vehicles. Recurring capital expenditures at our marinas include items such as: dredging, dock repairs and improvements, and equipment maintenance and upgrades. The minimum capitalized amount is five hundred dollars.
(19)Lot modification capital expenditures are incurred to modify the foundational structures required to set a new home after a previous home has been removed. These expenditures are necessary to create a revenue stream from a new site renter and often improve the quality of the community. Other lot modification expenditures include land improvements added to annual RV sites to aid in the conversion of transient RV guests to annual contracts.
(20)Capital expenditures related to acquisitions represent the purchase price of existing operating properties (including marinas) and land parcels to develop expansions or new properties. These costs for the nine months ended September 30, 2021 include $54.3 million at our MH and RV properties and $69.9 million at our marina properties. Expenditures consist of capital improvements identified during due diligence that are necessary to bring the communities, resorts and marinas to the Company's operating standards. For the years ended December 31, 2020 and 2019, these costs were $40.6 million and $50.7 million, respectively. These include items such as: upgrading clubhouses; landscaping; new street light systems; new mail delivery systems; pool renovation including larger decks, heaters, and furniture; new maintenance facilities; lot modifications; and new signage including main signs and internal road signs. These are considered acquisition costs and although identified during due diligence, often require 24 to 36 months after closing to complete.
(21)Expansion and development expenditures consist primarily of construction costs such as roads, activities, and amenities, and costs necessary to complete home and RV site improvements, such as driveways, sidewalks and landscaping at our MH communities and RV resorts. Expenditures also include costs to rebuild after damage has been incurred at MH, RV or marina properties.
(22)Growth projects consist of revenue generating or expense reducing activities at MH communities, RV resorts and marinas. This includes, but is not limited to, utility efficiency and renewable energy projects, site, slip or amenity upgrades such as the addition of a garage, shed or boat lift, and other special capital projects that substantiate an incremental rental increase.
Certain financial information has been revised to reflect reclassifications in prior periods to conform to current period presentation.
3rd Quarter 2021 Supplemental Information     26          Sun Communities, Inc.